EX1.1
                              Subscription Agreement

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REFERENCE 1.0 SUBSCRIPTION AGREEMENT

                               PR SPECIALISTS INC.
                             SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to PR SPECIALISTS INC., hereby subscribes for the purchase of the number of Common Shares indicated below (minimum of five hundred shares) of PR SPECIALISTS INC., at a purchase of $0.20 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.  INVESTMENT:   (1) Number of Shares    ___________

            (2)   Total Contribution ($0.20/Share)   $__________

                  Date of Investor's check      ___________

B.  REGISTRATION:
            (3)   Registered owner: _____________________________

                  Co-Owner:   _____________________________

            (4)   Mailing address:  _____________________________

                  City, State & zip: _____________________________

            (5)   Residence Address (if different from above):
                  ============================================


                      (6) Birth Date: ______/______/______

            (7)   Employee or Affiliate:     Yes ______     No ______

            (8)   Social Security: #: ______/______/______

                  U.S. Citizen [ ]  Other [ ]

                            Co-Owner Social Security:

                  #: ______/______/______

                  U.S. Citizen [ ]  Other [ ]

                  Corporate or Custodial:
                  Taxpayer ID #: ______/______/______

                  U.S. Citizen [ ]  Other [ ]

            (9)   Telephone (H) (   ) _________________________




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C.  OWNERSHIP  [ ] Individual Ownership   [ ] IRA or Keogh

               [ ] Joint Tenants with Rights of Survivorship

               [ ] Trust/Date Trust Established_______________

               [ ] Pension/Trust (S.E.P.)

               [ ] Tenants in Common  [ ] Tenants by the

                                    Entirety

               [ ] Corporate Ownership[ ] Partnership

               [ ] Other_____________________


D. SIGNATURES: By signing below, I/we represent that I/we meet the suitability standards set forth in the Prospectus.

Registered Owner: _____________________________

Co-Owner:   _____________________________


Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _____________________________

Date: _____________________

Signature: ___________________________________


MAIL TO:

      6041 Pomegranate Lane
      Woodland Hills, California 91367

        Telephone: (818) 992-7999
      Fax: (818) 704-9222

FOR OFFICE USE ONLY:

Date Received: ________________________________________________

Date Accepted/Rejected ________________________________________

Subscriber's Check Amount: _______________________

Check No. ___________________ Date Check ________________

Deposited ________________________________

MR #________________


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